SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into by and between Shimmick Construction Company, Inc. (“Employer”) and DEVIN NORDHAGEN ("Employee") (collectively referred to as the “Parties”) on the terms and conditions set forth below.

WHEREAS, Employee’s employment as Chief Financial Officer with Employer will end after a transition period defined below. The Parties have reached an agreement regarding transition, severance, and benefits as described herein, including Employee's agreement to release any and all claims against Employer;

WHEREAS, Employer desires to provide certain consideration to Employee in exchange for the mutual promises and agreements contained herein, including Employee’s agreement to release all claims against Employer. The terms of this Agreement represent a compromise position between Employee and Employer.

NOW THEREFORE, in consideration of and exchange for the promises, covenants, and releases contained herein, the Parties mutually agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein by this reference and are a material part of this Agreement.

2. Effective Date.

A. Effective Date Of Termination. Employee's termination from all positions Employee holds with Employer shall be effective on April 1, 2025 (the “Termination Date”). The last day where Employee will perform any official duties or work on behalf of Employer is June 19, 2024, except that employee agrees to remain reasonably available through April 1, 2025, to assist with this transition and to cooperate and answer questions as necessary from the Employer (the “Transition Period”).

B. Effective Date Of Agreement. This Agreement shall become effective on the last date on which it is executed by Employee and Employer and after the expiration of the seven-day (7) Age Discrimination in Employment Act (“ADEA”) revocation period described below in paragraph 15(v) of this Agreement ("Effective Date").

3. Severance Benefits. In consideration for executing and not revoking this Agreement, and provided Employee complies with all of the terms and conditions of this Agreement, Employee shall be entitled to the following severance benefits (“Severance Benefits”), which exceed the benefits to which Employee would be entitled absent Employee’s agreement to the covenants, conditions, and terms set forth in this Agreement:

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A.
Transition Payment. Assuming Employee executes and does not revoke this Agreement as provided in paragraph 2 of this Agreement, Employer will pay Employee’s regular wages (40 hours per week) through September 27, 2024 (“Full-Time Transition Period”). Thereafter, the Employee’s assignment will then convert part-time, and will receive $10,000 per month for the remainder of the transition period (“Part-Time Transition Period”). Employee benefits will continue through this Transition Period (“Transition Payment”) according to the Employee’s elections.

Upon execution of this agreement, the Employee will be paid 2022 discretionary bonus of $136,050 on or before June 30, 2024.

Employer will pay the 2024 employer match into the Employee’s 401(k) account when those payments are normally made in accordance with the Shimmick 401(k) plan document and only in the amount accrued at the time of the termination. Employee shall continue to accrue Paid Time Off (“PTO”) during the Full-Time Transition Period and Employee will continue to accrue PTO above the 400-hour cap. At the end of the Transition Period Employee will receive all accrued and unused PTO on Employee’s final paycheck.

The Employee’s Stock Options will continue to vest through Transition Period. Employee will have 90 days after the Transition Period in which to exercise the stock option in accordance with the SCCI National Holdings, Inc. 2021 Stock Plan.

B.
Timing and Method of Payment. Employee will not be entitled to the Severance Benefits provided herein in paragraph 3 until the occurrence of each of the following: (i) this Agreement is fully executed by the Parties hereto; (ii) this Agreement becomes effective as provided in paragraph 2(B), above; (iii) and provided that Employee continues to comply with the terms of this Agreement. All payments to be made to Employee under this Agreement shall made by the Employer to the bank account that is on record with the Employer unless details for another bank account are communicated in writing by Employee to Employer prior to payment. Payment of the Transition Payment Amount will be made as detailed in paragraph 3(A), above.

C.
Transition Period Obligations and Severance Payment. During the Transition Period, Employee shall make himself reasonably available to answer questions and cooperate with Employer in order to facilitate the transition. Employee shall continue to comply with all Employer’s policies and procedures during the Transition Period. Provided that Employee has complied with all terms of this Agreement and provided that Employee

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executes a release agreement in a form substantially similar to that attached as Exhibit A, at the end of the Transition Period, Employer shall pay Employee $25,000 in one lump sum payment. A conditions of receiving the Severance Payment is Employee’s execution of the release in a form substantially similar to that attached as Exhibit A at the end of the Transition Period.

D.
IRS Reporting. The Company will report the payment and benefits above to the IRS as required by law. Employee acknowledges that they have not relied on any statements or representations by the Company with respect to the tax treatment of the payment and benefits described in this section. Employee is solely responsible for all tax reporting obligations, and Employee agrees to pay all local, state, and federal income taxes, penalties, interest, fines or other assessment incurred or owed by Employee, if any, in connection with the Separation Benefits or this Agreement. Employee agrees to indemnify and hold harmless the Company against any liabilities, assessment of taxes, penalties, interest, fines, costs, and expenses, arising out of the Separation Benefits or this Agreement.

E.
Section 409A Compliance. The separation benefits provided pursuant to this Agreement are intended to comply with or be exempt from Section 409A of the Internal Revenue Code and accompanying regulations and other binding guidance promulgated thereunder (“Section 409A”), and the provisions of this Agreement will be administered, interpreted and construed accordingly. Notwithstanding any other provision of this Agreement, payments and benefits provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments or benefits under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments or benefits to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A.

4. Acknowledgments. Employee acknowledges that Employee would not otherwise be entitled to the Severance Benefits as set forth above were it not for Employee’s covenants, promises, and releases set forth hereunder. Employee acknowledges and agrees Employee has received all earned wages and other compensation or remuneration of any kind due or owed from

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Employer, including but not limited to all wages, overtime, or other wage premiums, bonuses, advances, vacation pay, severance pay, and any other incentive-based compensation or benefits to which Employee was or may become entitled or eligible. Finally, Employee acknowledges that Employer has provided Employee with all notices, leaves and benefits to which Employee may have been entitled to under the Family and Medical Leave Act and/or analogous state statutes.

5. Releases.

A.
Release by Employee. In further consideration for the undertakings and promises of the Employer as set forth in this Agreement, Employee on Employee’s own individual behalf and on behalf of Employee’s respective predecessors, agents, attorneys, subrogees, subrogers, executors, administrators, heirs, successors and assigns, hereby unconditionally releases and forever discharges the Employer, and each of the Employer’s employees, shareholders, officers, directors, partners, members, including its agents, servants, representatives, attorneys, insurance carriers, parents, subsidiaries, joint ventures, divisions or affiliated organizations or corporations, whether previously or hereafter affiliated in any manner, and the respective predecessors, successors, and assigns of all of the foregoing (collectively referred to hereinafter as “Released Parties”), from any and all claims, demands, actions, causes of action, obligations, charges, damages, liabilities, attorneys’ fees, and costs of every kind and nature whatsoever, contingent, or non-contingent, matured or unmatured, liquidated or unliquidated, whether or not known, suspected or claimed, which Employee had, now has or may claim to have had as of the Effective Date against the Released Parties (whether directly or indirectly) or any of them, by reason of any act or omission whatsoever, concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any claims, demands, causes of action, obligations, charges, damages, liabilities, attorneys’ fees and costs relating to, arising out of, or based upon claims of harassment, discrimination, and/or retaliation in violation of local, State or Federal law; all claims of violation of public policy, including a claim for wrongful termination and/or constructive termination of employment; all claims based on tort, including claims for assault, battery, and sexual battery, and/or breach of contract, whether written or oral, express or implied, and any covenant of good faith and fair dealing; any claim for unlawful or unfair business practices; all claims for emotional distress; any and all claims which were or could have been asserted by Employee; and all claims generally relating to Employee’s employment with, services rendered to, or on behalf of, the Employer, and the cessation thereof, including any alleged violation of any federal, state, municipal or other governmental statute, public policy, regulation or ordinance, including but not limited to the following: the Civil Rights Acts of 1866, 1964, and 1991, as amended; 42 U.S.C. § 1981; the Fair Labor Standards Act (including the Equal Pay Act); the Employment Retirement Income

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Security Act, as amended; Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (“ADEA”), as amended; the Older Workers Benefit Protection Act (“OWBPA”); the Americans with Disabilities Act; the National Labor Relations Act; the Immigration Reform and Control Act; the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. §§1001, et seq., the Family Medical Leave Act (29 USC §2601, et seq), the Americans With Disabilities Act (“ADA”), the Fair Labor Standards Act, 29 U.S.C. §§201 et seq., (as amended), the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the California Fair Employment and Housing Act ("FEHA"), Government Code §§12940, et seq., the California Family Rights Act, the California Labor Code, the California Civil Code, the California Private Attorney General Act, the Unfair Business Practices Act/Unfair Competition Law (UCL), the California Government Code, the applicable California Wage Order(s), (all as amended). The identification of specific statutes is for purposes of example only and the omission of any specific statute or law shall not limit the scope of this general release in any manner.

B.
Waiver of Unknown Claims. Employee understands and acknowledge that they are releasing potentially unknown claims, and that they may have limited knowledge with respect to some of the claims being released. Employee acknowledges that there is a risk that, after signing this Agreement, they may learn information that might have affected their decision to enter into this Agreement. Employee assumes this risk and all other risks of any mistake in entering into this Agreement. Employee agrees that this Agreement is fairly and knowingly made. Employee expressly waives and releases any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, would HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

C.
Non-Releasable Claims. Notwithstanding the foregoing, Employee’s release does not release any claims that Employee cannot lawfully waive, including, but not limited to, claims for workers compensation or unemployment benefits. Further, nothing in this Agreement precludes Employee from filing a charge or complaint with, communicating with, or participating in any investigation or proceeding before any government

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agency or body (such as the SEC, OSHA, NLRB, EEOC, CRD, or any other federal, state or local agency charged with the enforcement of any employment or other applicable laws. Nor is anything in this Agreement intended to impede your ability to report possible securities law violations to the government. However, Employee understands that by signing this Agreement, Employee waives the right to recover any damages or to receive other relief in any claim of suit brought by or through the EEOC, CRD, or any other state or local agency on their behalf to the fullest extent permitted by law, but expressly excluding any monetary award or other relief available from the SEC/OSHA, including an SEC/OSHA whistleblower award, or other awards or relief that may not lawfully be waived. Employee may file suit to enforce this Agreement or to challenge its validity under the ADEA.

6. Employment References. Employee agrees to direct all reference requests to Employer’s Human Resources Department. In response to any such inquiry, Employer shall make a reasonable effort to disclose no more than the following information: (i) dates of employment and (ii) last position held.

7. Covenant to Return Employer Property. Employee hereby represents and warrants that no later than two (2) days after the Termination Date, Employee will return to Employer all Employer property and documents in Employee’s possession including, but not limited to: Employer files, notes, records, computer equipment, peripheral and/or communication devices, electronic media containing computer recorded information, tangible property, credit cards, entry cards, pagers, identification badges, keys, and any other items provided or entrusted to Employee.

8. Confidential Information and Trade Secrets. Employee shall not publish, disclose, or utilize any “Trade Secret,” as defined herein, or other “Confidential Information” concerning any matter related to Employer’s business that Employee may have acquired by reason of Employee’s employment by Employer. Employee acknowledges and agrees that the term “Trade Secrets,” as used in this Agreement, includes, but is not limited to, information concerning Employer’s methods and processes used in the formulation and manufacturing of products, ingredients, designs, formulas, testing procedures and data, product specifications, vendor/supplier lists, work orders, customer lists, employee lists, identities of customers or vendors/suppliers, business plans, and information pertaining to the marketing, settling, pricing, advertising, and distribution of Employer’s products or services. The term “Confidential Information,” as used in this Agreement, means confidential information and data not generally known outside the Employer (unless as a result of a breach of any of the obligations of this Agreement) concerning the Employer’s businesses and technical information, including, without limitation, information relating to: (i) information regarding the Employer’s clients including without limitation their purchasing habits, pricing, needs, credit histories, contact personnel, concepts, and other information; (ii) information regarding suppliers’ and vendors’ costs, products, discounts, margins, contact personnel and other information; (iii) the Employer’s trade secrets, price lists, financial

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and marketing data, personnel and compensation information, and business plans; and (iv) information or data regarding the Employer’s research, marketing activities, techniques, and processes. Nothing in this Agreement, including in this Section 8, prevents you from discussing or disclosing information about wages, working conditions, or unlawful acts in the workplace, such as harassment, discrimination, or any other workplace-related conduct you have reason to believe is unlawful.

Notwithstanding any other provision of this Agreement, under the Defend Trade Secrets Act of 2016, Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, Employee may disclose the Employer's trade secrets to the Employee's attorney and use the trade secret information in the court proceeding if the Employee: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

9. Confidentiality. Employee agrees to keep the terms, amount, and fact of this Agreement completely confidential and shall not hereafter disclose any information concerning this Agreement to any other person or entity, with the limited exception that Employee may make such disclosure to Employee’s immediate family and to Employee’s professional representatives (e.g., attorneys, accountants, auditors, and tax preparers) all of whom will be informed of and agree to be bound by this confidentiality clause, and that the Agreement may be disclosed to the extent necessary to enforce the terms of the Agreement. This Agreement, and the terms contained herein, may also be disclosed by Employee should such information be subpoenaed. If such a subpoena is issued to Employee, Employee shall provide Employer notice of the subpoena no later than five (5) days prior to the response date to the subpoena. This provision shall not be construed to limit Employee’s rights under the National Labor Relations Act including, but not limited to, the right to engage in protected concerted activity. This provision does not restrain Employee from disclosing the underlying facts of the alleged discriminatory or unfair employment practice (including existence and terms of this Agreement) to Employee’s immediate family, including his spouse, religious advisor, medical or mental health provider, mental or behavioral health therapeutic support group, legal counsel, financial advisor, or tax preparer or as otherwise required by law. This clause does not restrain Employee from disclosure of the underlying facts of any alleged discriminatory or unfair employment practice, including the existence and terms of the Settlement, to any local, state, or federal government agency for any reason. If any party to the agreement makes a material misrepresentation about another party to the agreement, the party making the material misrepresentation may not enforce any nondisclosure provision against any other party, but all remaining terms of the agreement remain enforceable.

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10. Other Post-Employment Obligations. Employee hereby acknowledges and agrees that Employee shall notify any new employer of Employee’s confidential information and trade secrets.

11. Non-Assignment of Rights. Employee warrants and represents that Employee has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and Employee shall defend, indemnify and hold harmless Employer from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

12. Mutual Non-Disparagement. Employee agrees to refrain from making statements that are disparaging or defamatory about Company. Pursuant to C.R.S.A. section 24-34-407, disclosure of the underlying facts of any alleged discriminatory or unfair employment practice within the parameters specified in section 24-34-407(1)(b) does not constitute disparagement. Company agrees to refrain from making statements that are disparaging or defamatory about Employee. Pursuant to section 24-34-407(1)(d), if Company disparages Employee to a third party, Company may not seek to enforce the non-disparagement or nondisclosure provision of this Agreement or seek damages against Employee for violating these provisions, but all other remaining terms remain enforceable.

13. Governing Law. This Agreement shall be governed and conformed in accordance with the laws of Colorado without regard to its conflict of laws provision. In the event of a breach of any provision of this Agreement, either Party may institute an arbitration specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. The Parties hereby agree that any disputes arising from this agreement shall be subject to binding arbitration with a single arbiter through the Judicial Arbiter Group (“JAG”) located in Denver, Colorado. The Parties hereby waive any right to a jury trial associated with any dispute arising out of this Agreement. The prevailing party in any dispute arising out of the Agreement shall be entitled to recover their reasonable attorney fees and costs from the other party. Employer shall pay for the cost of the arbiter.

14. Waiver of Recovery. Employee waives any right Employee may have to recover in any proceeding that results from a charge or action filed by Employee or by any other person or entity, including any state or federal agency. For example, Employee waives any right to monetary recovery or reinstatement if a charge or action is successfully brought by Employee, or any other person or entity, including any state or federal agency, against any person, entity, or corporation released by this Agreement. Employee’s waiver of the right to monetary recovery or reinstatement also applies to any settlement of any charge or action brought by Employee or by any other person or entity, including any state, federal, or local agency.

15. Full and Knowing Waiver. By signing this Agreement, Employee acknowledges and agrees that Employee is forty years old or older, and thus has been advised of and certifies that:

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i.
Employee has carefully read and fully understands all provisions of this Agreement;

ii.
Employee is receiving valid consideration for this Agreement that is in addition to anything of value to which Employee is already entitled;

iii.
Employee was advised by the Employer in writing, via this Agreement, to consult with an attorney before signing this Agreement;

iv.
Employee understands that Employee is not waiving rights or claims that may arise after the date that this Agreement is executed, and Employee agrees to the terms of this Agreement knowingly and voluntarily;

v.
That by signing this Agreement, Employee is giving up the right, if any, to sue the Company for any alleged age discrimination, including under the ADEA (and as amended by the OWBPA). Employee understands that Employee has up to forty-five (45) days after they receive this Agreement to consider whether to sign it. Employee acknowledges and affirms they understand that they may sign this Agreement before the end of the forty-five (45) day consideration period, and that if Employee does so their shortening of the consideration period is knowing and voluntary. Employee further agrees that, after they have signed and delivered this Agreement to the Company, this Agreement will not be effective or enforceable until the end of a seven (7) day revocation period beginning the day that Employee delivers this executed Agreement to the Company. During this seven (7) day revocation period, Employee may revoke this Agreement, without reason and in their sole judgment, but Employee may do so only by delivering a written statement of revocation to Michael Elfering, Human Resources. Employee further agrees that if it does not sign and return this Agreement within the above stated forty-five (45) day period or if Employee revokes the Agreement as provided herein after signing, then this Agreement shall not be effective and no Severance Benefits shall be paid by the Company. If the Company does not receive a written revocation notice by the end of the revocation period, this Agreement will become legally enforceable and Employee may not thereafter revoke this Agreement. At the end of the seven (7) day revocation period, if Employee has not revoked the Agreement as described above, the Employee will be entitled to the Severance Benefits.

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16. Future Cooperation. Following Employee’s separation, Employee agrees to cooperate in good faith with Employer and use Employee’s best efforts in responding to all reasonable requests by Employer for assistance and advice relating to matters and procedures in which Employee was involved or which Employee managed or was responsible for while Employee was employed by Employer.

17. Promise Not to Sue. This Agreement is expressly conditioned upon Employee’s covenant not to file any claim against the Company or the Released Parties for any of the claims released above. Employee further agree not to participate in any class, collective, representative, or group action that may include any of the claims released above, and will affirmatively opt out of any such class, collective, representative or group action. Further, Employee agrees not to participate in, seek to recover in, or assist in any litigation or investigation by other persons or entities against the Released Parties, except as required by law or permitted as set forth herein. Employee understands that this is an affirmative promise by them not to sue any of the Released Parties, which is in addition to their general release of claims. If Employee sues one of the Released Parties in violation of this Agreement, irrespective of the forum, Employee agrees that: (i) the Released Parties, or any one of them, will be entitled to apply for and receive an injunction to restrain any violation of this Agreement; (ii) Employee shall be required to pay that Released Party’s reasonable attorney fees and other litigation costs incurred in defending against Employee’s suit and enforcing the terms of this Agreement; and (iii) the Company can require Employee to return all but $1,000.00 of the Separation Pay and benefits provided to Employee under this Agreement. In that event, the Company shall be excused from any remaining obligations that exist solely because of this Agreement.

18. Liquidated Damages. In the event Employee breaches the confidentiality and non disparagement obligations covered in this Agreement, Employee agrees that damages for the breach of such obligations would be and are difficult to ascertain. Employee therefore agrees to pay the Company or the Released Parties $10,000 as liquidated damages for each and every such breach of such obligations, representing a sum that each party agrees is reasonable in light of the circumstances existing at the time of this Agreement. The Company and the Released Parties are entitled to any other available remedies including damages at law associated with the breach of the terms of this Agreement.

19. Entire Agreement. This Agreement embodies the entire agreement of all the parties hereto who have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement; that they have not executed this Agreement in reliance on any representation, inducement, promise, agreement, warranty, fact or circumstance, not expressly set forth in this Agreement; and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, but not limited to, any purported settlements, modifications, waivers or terminations of this Agreement, shall be valid or binding, unless, following the execution of this Agreement, such a modification is executed in writing by all of the parties to this Agreement. This Agreement may

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be amended, and any provision herein waived, but only in writing, signed by the party against whom such an amendment or waiver is sought to be enforced.

20. No Admission of Wrongdoing. Employer and Employee both agree that they are not entering into this Agreement because of any wrongdoing or liability of the other party or on the part of any other individual or entity released in this Agreement. It is understood and agreed by the Parties that this Agreement represents a compromise and settlement for various matters and that the promises and payments and consideration of this Agreement shall not be construed as an admission of any liability or obligation by either party to the other party or any other person.

21. Voluntary. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto. The Parties acknowledge that they have had ample opportunity to have this Agreement reviewed by the counsel of their choice.

22. Whistleblowing. Employee agrees that (i) no one interfered with their ability to report within the Company possible violations of any law, and (ii) it was the Company’s policy throughout Employee’s employment to encourage such reporting.

23. Newly Discovered Facts. The Parties hereby acknowledge that they may hereafter discover facts different from or in addition to those that they now know or believed to be true when they expressly agreed to assume the risk of the possible discovery of additional facts, and they agree that this Agreement will be and remain effective regardless of such additional or different facts. The Parties expressly agree that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown or unsuspected claims, demands, causes of action, governmental, regulatory or enforcement actions, charges, obligations, damages, liabilities, and attorneys’ fees and costs, if any, as well as those relating to any other claims, demands, causes of action, obligations, damages, liabilities, charges, and attorneys’ fees and costs specified herein.

24. General Terms and Conditions.

A.
The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

B. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original Agreement, all of which together shall constitute one and the same instrument. Facsimile and Portable Document Format (.pdf) reproductions of original signatures shall be binding for the purpose of executing and enforcing this Agreement.

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C. Should any portion, word, clause, phrase, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected. This Agreement shall not be construed in favor of one party or against the other.

D. The failure to insist upon compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

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E. This Agreement, and all the terms and provisions contained herein, shall bind the heirs, executors, administrators, personal representatives, successors and assigns of each party, and inure to the benefit of each party, and their respective heirs, executors, administrators, personal representatives, agents, directors, officers, employees, servants, successors, and assigns.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SHIMMICK CONSTRUCTION COMPANY, INC. Dated: _________________________, 2024 By: _______________________________ SIGNER	EMPLOYEE Dated: ___________________, 2024 By: ___________________________

Addendum Required by C.R.S. § 24-34-407 (1)(a)(II)

The Parties hereby attest that they have complied with C.R.S. § 24-34-407(1):

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EMPLOYER	EMPLOYEE
___________________________ By: Print Name: Title:	____________________________ By: Name:

Exhibit A – GENERAL RELEASE

This GENERAL RELEASE ("General Release") is made and entered into by and between Shimmick Construction Company, Inc. (“Employer”) and DEVIN NORDHAGAN ("Employee") (collectively referred to as the “Parties”) on the terms and conditions set forth below.

WHEREAS, Employee’s employment as Chief Financial Officer with Employer ended on April 1, 2025, after a successful Transition Period as defined in the Separation Agreement and Release, dated _________ (“Separation Agreement”). As a result, Employee is entitled to a Severance Payment as outlined in the Separation Agreement upon execution of this General Release including Employee's agreement to release any and all claims against Employer;

NOW THEREFORE, in consideration of and exchange for the promises, covenants, and releases contained herein, the Parties mutually agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein by this reference and are a material part of this General Release as are the terms and conditions of the Separation Agreement which remain in full force and effect.

2. Effective Date and Severance Payment

A.
Effective Date Of Agreement and Timing of Severance Payment. This General Release shall become effective on the last date on which it is

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executed by Employee and Employer and after the expiration of the seven-day (7) Age Discrimination in Employment Act (“ADEA”) revocation period described below in paragraph 4(v) of this Agreement ("Effective Date"). Withing three (3) business days following the Effective Date, Employer shall pay Employee the Severance Payment as outlined in the Separation Agreement. Employee acknowledges his continued obligations to Employer as outlined in the Separation Agreement. All terms and conditions in the Separation Agreement remain in full force and effect.

3. Releases.

A.
Release by Employee. In further consideration for the undertakings and promises of the Employer as set forth in this Agreement, Employee on Employee’s own individual behalf and on behalf of Employee’s respective predecessors, agents, attorneys, subrogees, subrogers, executors, administrators, heirs, successors and assigns, hereby unconditionally releases and forever discharges the Employer, and each of the Employer’s employees, shareholders, officers, directors, partners, members, including its agents, servants, representatives, attorneys, insurance carriers, parents, subsidiaries, joint ventures, divisions or affiliated organizations or corporations, whether previously or hereafter affiliated in any manner, and the respective predecessors, successors, and assigns of all of the foregoing (collectively referred to hereinafter as “Released Parties”), from any and all claims, demands, actions, causes of action, obligations, charges, damages, liabilities, attorneys’ fees, and costs of every kind and nature whatsoever, contingent, or non-contingent, matured or unmatured, liquidated or unliquidated, whether or not known, suspected or claimed, which Employee had, now has or may claim to have had as of the Effective Date against the Released Parties (whether directly or indirectly) or any of them, by reason of any act or omission whatsoever, concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any claims, demands, causes of action, obligations, charges, damages, liabilities, attorneys’ fees and costs relating to, arising out of, or based upon claims of harassment, discrimination, and/or retaliation in violation of local, State or Federal law; all claims of violation of public policy, including a claim for wrongful termination and/or constructive termination of employment; all claims based on tort, including claims for assault, battery, and sexual battery, and/or breach of contract, whether written or oral, express or implied, and any covenant of good faith and fair dealing; any claim for unlawful or unfair business practices; all claims for emotional distress; any and all claims which were or could have been asserted by Employee; and all claims generally relating to Employee’s employment with, services rendered to, or on behalf of, the Employer, and the cessation thereof, including any alleged violation of any federal, state, municipal or

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other governmental statute, public policy, regulation or ordinance, including but not limited to the following: the Civil Rights Acts of 1866, 1964, and 1991, as amended; 42 U.S.C. § 1981; the Fair Labor Standards Act (including the Equal Pay Act); the Employment Retirement Income Security Act, as amended; Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (“ADEA”), as amended; the Older Workers Benefit Protection Act (“OWBPA”); the Americans with Disabilities Act; the National Labor Relations Act; the Immigration Reform and Control Act; the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. §§1001, et seq., the Family Medical Leave Act (29 USC §2601, et seq), the Americans With Disabilities Act (“ADA”), the Fair Labor Standards Act, 29 U.S.C. §§201 et seq., (as amended), the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the California Fair Employment and Housing Act ("FEHA"), Government Code §§12940, et seq., the California Family Rights Act, the California Labor Code, the California Civil Code, the California Private Attorney General Act, the Unfair Business Practices Act/Unfair Competition Law (UCL), the California Government Code, the applicable California Wage Order(s), (all as amended). The identification of specific statutes is for purposes of example only and the omission of any specific statute or law shall not limit the scope of this general release in any manner.

B.
Waiver of Unknown Claims. Employee understands and acknowledge that they are releasing potentially unknown claims, and that they may have limited knowledge with respect to some of the claims being released. Employee acknowledges that there is a risk that, after signing this Agreement, they may learn information that might have affected their decision to enter into this Agreement. Employee assumes this risk and all other risks of any mistake in entering into this Agreement. Employee agrees that this Agreement is fairly and knowingly made. Employee expressly waives and releases any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, would HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

C.
Non-Releasable Claims. Notwithstanding the foregoing, Employee’s release does not release any claims that Employee cannot lawfully waive,

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including, but not limited to, claims for workers compensation or unemployment benefits. Further, nothing in this Agreement precludes Employee from filing a charge or complaint with, communicating with, or participating in any investigation or proceeding before any government agency or body (such as the SEC, OSHA, NLRB, EEOC, CRD, or any other federal, state or local agency charged with the enforcement of any employment or other applicable laws. Nor is anything in this Agreement intended to impede your ability to report possible securities law violations to the government. However, Employee understands that by signing this Agreement, Employee waives the right to recover any damages or to receive other relief in any claim of suit brought by or through the EEOC, CRD, or any other state or local agency on their behalf to the fullest extent permitted by law, but expressly excluding any monetary award or other relief available from the SEC/OSHA, including an SEC/OSHA whistleblower award, or other awards or relief that may not lawfully be waived. Employee may file suit to enforce this Agreement or to challenge its validity under the ADEA.

4. Full and Knowing Waiver. By signing this Agreement, Employee acknowledges and agrees that Employee is forty years old or older, and thus has been advised of and certifies that:

i.
Employee has carefully read and fully understands all provisions of this Agreement;

ii.
Employee is receiving valid consideration for this Agreement that is in addition to anything of value to which Employee is already entitled;

iii.
Employee was advised by the Employer in writing, via this Agreement, to consult with an attorney before signing this Agreement;

iv.
Employee understands that Employee is not waiving rights or claims that may arise after the date that this Agreement is executed, and Employee agrees to the terms of this Agreement knowingly and voluntarily;

v.
That by signing this Agreement, Employee is giving up the right, if any, to sue the Company for any alleged age discrimination, including under the ADEA (and as amended by the OWBPA). Employee understands that Employee has up to forty-five (45) days after they receive this Agreement

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to consider whether to sign it. Employee acknowledges and affirms they understand that they may sign this Agreement before the end of the forty-five (45) day consideration period, and that if Employee does so their shortening of the consideration period is knowing and voluntary. Employee further agrees that, after they have signed and delivered this Agreement to the Company, this Agreement will not be effective or enforceable until the end of a seven (7) day revocation period beginning the day that Employee delivers this executed Agreement to the Company. During this seven (7) day revocation period, Employee may revoke this Agreement, without reason and in their sole judgment, but Employee may do so only by delivering a written statement of revocation to Michael Elfering, Human Resources. Employee further agrees that if it does not sign and return this Agreement within the above stated forty-five (45) day period or if Employee revokes the Agreement as provided herein after signing, then this Agreement shall not be effective and no Severance Benefits shall be paid by the Company. If the Company does not receive a written revocation notice by the end of the revocation period, this Agreement will become legally enforceable and Employee may not thereafter revoke this Agreement. At the end of the seven (7) day revocation period, if Employee has not revoked the Agreement as described above, the Employee will be entitled to the Severance Benefits.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SHIMMICK CONSTRUCTION COMPANY, INC. Dated: _________________________, 2024 By: _______________________________ SIGNER	EMPLOYEE Dated: ___________________, 2024 By: ___________________________

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